UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2015

TRINET GROUP, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36373	95-3359658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 San Leandro Blvd., Suite 400 San Leandro, CA		94577
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On December 15, 2015, the Board of Directors (the “Board”) of TriNet Group, Inc. (the “Company”) expanded the Board by an additional directorship and appointed Paul Chamberlain as a director to fill the vacancy on the Board. Mr. Chamberlain will be a Class II member of the Board. Mr. Chamberlain has not yet been appointed to any committees of the Board.

For his service as a non-management director, Mr. Chamberlain will receive compensation pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2015.

Ms. Chamberlain has entered into an indemnity agreement, the terms of which are identical in all material respects to the Company’s form of indemnity agreement, which the Company filed as Exhibit 10.8 to its Form S-1 Registration Statement with the Securities and Exchange Commission on March 4, 2014.

On December 16, 2015, the Company issued a press release announcing Mr. Chamberlain’s election to the Board. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 16, 2015, entitled “TriNet Appoints Paul Chamberlain to Board of Directors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	December 16, 2015	By:	/s/ Brady Mickelsen
Brady Mickelsen
Senior Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated December 16, 2015, entitled “TriNet Appoints Paul Chamberlain to Board of Directors.”